Exhibit 10.2
Borrower Membership Agreement
The following terms constitute a binding agreement (the “Agreement”) between you and LendingClub Corporation, a Delaware corporation (“LendingClub,” “we,” or “us”). BY ELECTRONICALLY SIGNING THE AGREEMENT, YOU HAVE SIGNIFIED YOUR AGREEMENT TO THESE TERMS. Under this Agreement, you agree to apply for one or more installment loans from our designated lender, WebBank, a Utah-chartered industrial bank (“WBK”), through the web site lending platform at www.Lendingclub.com, including any subdomains thereof (the “Site”), operated by us. These terms affect your rights and you should read them carefully and print a copy for your records. Your agreement to these terms means you agree to borrow and repay the money if any of your loans are funded, consent to our privacy policy, agree to transact with us electronically, and agree to have any dispute with us resolved by binding arbitration.
1. Registration as a Borrower Member. You are applying to register with us as a borrower member on the Site. Registration as a borrower member lets you post qualifying loan requests on the Site and obliges you to accept any resulting loans that satisfy such requests, subject to your right to cancel your loan request before closing as set forth in section 3 below. Registration on the Site as a borrower member is restricted to individuals who satisfy WBK’s credit policy. Under WBK’s current credit policy as of April 2010, your Fair Isaac Corporation (“FICO”) score must be greater than or equal to 660 and you must meet other credit criteria in order for you to be eligible to apply for any loan. If for any reason you do not qualify or you later cease to qualify for a loan from WBK, if, for example, your FICO score from any consumer reporting agency falls below 660, we or WBK may terminate your loan request and deny your ability to make additional loan requests. Even if your FICO score is higher than 660, we or WBK may nevertheless terminate your registration or loan request based on WBK’s other credit criteria such as debt-to-income ratio or other information in your credit report.
2. Account Verification. You authorize us to initiate a debit entry to your bank account in an amount of $0.01 to $0.99 for account verification purposes through the ACH network. We will reverse this debit following verification and no funds will be removed from your account. You understand that if we are unable to verify your bank account for any reason, we will cancel your application and your loan request will not be posted on the Site.
3. Loan Requests. To the extent you become and remain a registered borrower member, you may post a qualifying loan request on the Site in the amount of $1,000 to $25,000. You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time. Your loan request must include all information required by us and WBK. Any qualifying loan requests you post may remain as an active listing on the Site for up to 14 days. [THE FOLLOWING IS ONLY APPLICABLE TO LOAN REQUESTS LISTED ON OR AFTER  _____: If in accordance with your agreement with WBK, your loan request attracts funding offers equal to or greater than 60% of your listed loan request (and this amount is greater than or equal to the minimum qualifying principal amount) then your loan will close and issue unless you notify us in writing of your election to terminate your loan request sufficiently far in advance of loan closing for us to direct WBK to cancel the loan and for WBK to cancel the transfer of the loan proceeds to your designated account. The closing of a loan with aggregate funding commitments of less than 60% of your listed loan request is subject to your approval.] If your loan request was listed prior to the above date, issuance of a partially funded loan is subject to your approval. Funding of your loan request may be available before the expiration of the 14-day period set forth above but in no event shall we be obligated to notify you of the date upon which your loan may or will fund. Funding of any loans you receive will proceed as described in your Loan Agreement with WBK.

4. Limited Power of Attorney. As a condition to registering as a borrower member on the Site, you hereby grant us a limited power of attorney and appoint us and/or our designees as your true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for you and in your name, place and stead, in any and all capacities, to: (1) complete and execute a 4506-T ‘Request for Transcript of Tax Return’ form from the Internal Revenue Service; and (2) complete and execute one or more promissory notes in the form appended to your Loan Agreement with WBK (each, a “Note”) representing in the aggregate the total principal amount you accept, and the terms, of each loan made to you by WBK in accordance with the estimated disclosures made to you about such loan (see the disclosures at http://www.lendingclub.com/account/truthInLending.action), with the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such power as fully to all intents and purposes as you might or could do in person (“Power of Attorney”). You agree and acknowledge that the initial loan disclosures made to you are estimates (other than APR) and may be as much as 40% less than the initially requested amounts. This Power of Attorney is limited solely to the purpose described above and will expire automatically upon the earlier of (i) the execution of the Notes by us on your behalf or (ii) the termination or expiration of your loan request posted on the Site. You may revoke the Power of Attorney at any time before the funds representing your loan proceeds are transferred to your designated account and the Notes are executed on your behalf by contacting us in accordance with section 7, Communications. Once the Notes have been signed by LendingClub acting as your attorney-in-fact, however, they are deemed executed on your behalf and the executed Notes shall be your valid and binding obligations thereafter. If you choose to revoke the Power of Attorney prior to execution of Notes, we will be unable to proceed with processing your loan request and your pending loan requests will be considered withdrawn, and your registration as a borrower member on the Site will be terminated. In such event, we will remove any loan requests you have posted on the Site and you may be prohibited from posting additional qualifying loan requests in the future in our discretion.
5. Origination Fee. If your loan request results in an issued loan, you must pay us a non-refundable origination fee. The amount of the estimated fee is stated in the disclosures provided to you (see the disclosures at http://www.lendingclub.com/account/truthInLending.action). This amount will decline if your loan is not 100% funded. Notwithstanding the foregoing, no amount of the finally determined fee is refundable. This fee will be deducted from your loan proceeds, so the loan proceeds delivered to you will be less than the full amount of your issued loan. You acknowledge that the origination fee will be considered part of the principal on your loan and is subject to the accrual of interest.

6. Loan Servicing; Check Processing Fee. You acknowledge and agree that LendingClub shall serve as the loan servicer for any and all loans you receive but that LendingClub may delegate servicing to another entity. LendingClub will maintain all Notes representing your loans in electronic form and shall make all such Notes available to you for review on the Site. As loan servicer, LendingClub will administer and collect on your loans. You may elect to make payments by personal check by contacting support@lendingclub.com or by regular mail at LendingClub Corporation, 370 Convention Way, Redwood City, California 94063, Attention: Loan Processing Department. If you elect to make payments by check, you acknowledge and agree that there will be a $15 check processing fee per payment, subject to applicable law. If you elect to make payments by check, you must send the check either (i) by regular mail to Lending Club Corporation, Dept #34268, P.O. Box 39000, San Francisco, CA 94139, or (ii) by overnight mail or UPS delivery to Wells Fargo Lock Box Services, Dept #34268, 3440 Walnut Ave, Window H, Fremont, CA 94538.
7. Communications. You agree not to communicate with the investors who purchase Member Payment Dependent Notes (“MPDNs”) corresponding to your loans except anonymously and publicly through posting on the Site. For a detailed description of the MPDNs, please refer to the Prospectus available at [link to Prospectus]. Subject to section 18, you will send any inquiries, requests for deferment or forbearance, or other communications regarding your loans by email to support@lendingclub.com or by regular mail to LendingClub Corporation, 370 Convention Way, Redwood City, California 94063, Attention: Loan Processing Department.
8. Other Borrower Obligations. You agree that you will not, in connection with your loan request: (i) make any false, misleading or deceptive statements or omissions of fact in your listing, including but not limited to in the loan title, or in your loan description; (ii) misrepresent your identity, or describe, present or portray yourself as a person other than yourself; (iii) give to or receive from, or offer or agree to give to or receive from any LendingClub member or other person any fee, bonus, additional interest, kickback or thing of value of any kind except in accordance with the terms of your loan; (iv) represent yourself to any person, as a representative, employee, or agent of ours, or purport to speak to any person on our behalf; or (v) provide, in your loan request or in communications on the Site related to your loan request, information upon which a discriminatory lending decision may be made, such as your race, color, religion, national origin, sex, or age. You acknowledge and agree that we may rely without independent verification on the accuracy, authenticity, and completeness of all information you provide to us.
9. Verification. We reserve the right to verify the accuracy of all information you provide and to terminate this Agreement and remove your loan request in case of any inaccuracy or omission in your loan request or your application, or any other violation of this Agreement. We reserve the right to verify any information you submit through the production of appropriate documentation, and also reserve the right to conduct such verification through a third party. You hereby authorize us to request and obtain data from a third party to verify any information you provide us in connection with your registration as a borrower member on the Site.
10. NO GUARANTEE. WE DO NOT WARRANT OR GUARANTEE (1) THAT YOUR REQUEST WILL BE FUNDED, OR (2) THAT YOU WILL RECEIVE A LOAN AS A RESULT OF POSTING A REQUEST.

11. Restrictions on Use of Proceeds; Bank Account. You are not authorized or permitted to use the Site to obtain, or attempt to obtain, a loan for someone other than yourself. You are not authorized or permitted to use the Site to obtain, or attempt to obtain, a loan to fund any illegal activity. You must be the owner of the deposit account you designate for electronic transfers of funds and have authority to direct that loan payments be made to us from such account. Your designated account will be the account into which loan proceeds will be deposited and from which loan payments will be made.
12. Termination of Registration. We may terminate this Agreement and your status as a borrower member at any time if you committed fraud or made a misrepresentation in connection with your registration on the Site or any application or request for a loan, performed any prohibited activity, or otherwise failed to abide by the terms of this Agreement. In such event, we will have all remedies authorized or permitted by this Agreement and applicable law. We may, in our sole discretion, with or without cause and with or without notice, restrict your access to the Site.
13. DISCLAIMERS AND LIMITATION ON LIABILITY. THIS AGREEMENT IS FULLY SUBJECT TO ALL DISCLAIMERS AND LIMITATIONS ON LIABILITY SET FORTH IN THE TERMS OF USE.
14. Entire Agreement. This Agreement represents the entire agreement between you and us regarding the subject matter of the Agreement and supersedes all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between us with respect to your registration as a borrower member and your loan request.
15. Consent to Electronic Transactions and Disclosures. THIS AGREEMENT IS FULLY SUBJECT TO YOUR CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES, WHICH CONSENT IS SET FORTH IN THE TERMS OF USE.
16. Notices. You agree that we can send you any and all notices and other communications related to this Agreement, any loan requests you post or your status as a borrower member by sending an email to your registered email address or posting the notice or communication on the Site, and notice or communication shall be deemed to have been duly given and effective when we send it or post it on the Site. You acknowledge that you have sole access to the registered email account and your area on the Site and that communications from us may contain sensitive, confidential, and collections-related communications. If your registered email address changes, you must notify us immediately of the change by sending an email to support@Lendingclub.com or calling 866-754-4094. You also agree to update promptly your registered residence address and telephone number on the Site if they change.
17. Miscellaneous. The parties acknowledge that there are no third party beneficiaries to this Agreement. You may not assign, transfer, sublicense or otherwise delegate your rights or obligations under this Agreement to another person without our prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this section 17 shall be null and void. This Agreement shall be governed by the laws of the State of Delaware without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction. Any waiver of a breach of any provision of this Agreement will not be a waiver of any other subsequent breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If at any time after the date of this Agreement, any of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality and unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement. The headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement in any way.

18. Arbitration.
a. Either party to this Agreement, or WBK, may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this section 18 (the “Arbitration Provision”), unless you opt out as provided in section 18(b) below. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us and/or WBK (or persons claiming through or connected with us and/or WBK), on the other hand, relating to or arising out of this Agreement, any Note, the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of section 18(f) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.
b. You may opt out of this Arbitration Provision for all purposes by sending an arbitration opt out notice to LendingClub Corporation, 370 Convention Way, Redwood City, California 94063, Attention: Loan Processing Department, which is received at the specified address within 30 days of the date of your electronic acceptance of the terms of this Agreement. The opt out notice must clearly state that you are rejecting arbitration; identify the Agreement to which it applies by date; provide your name, address, and social security number; and be signed by you. You may send the opt out notice in any manner you see fit as long as it is received at the specified address within the specified time. No other methods can be used to opt out of this Arbitration Provision. If the opt out notice is sent on your behalf by a third party, such third party must include evidence of his or her authority to submit the opt out notice on your behalf.
c. The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

d. If we (or WBK) elect arbitration, we (or WBK, as the case may be) shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). lf you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. We (or WBK, as the case may be) shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that we (or WBK) pay them and we agree (or WBK agrees) to do so. Each party shall bear the expense of its own attorneys’ fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.
e. Within 30 days of a final award by the arbitrator, any party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, any opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (“FAA”), and may be entered as a judgment in any court of competent jurisdiction.
f. We agree not to invoke our right to arbitrate an individual Claim you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT. Unless consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (a) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party; nor (b) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this section 18(f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this section 18(f) shall be determined exclusively by a court and not by the administrator or any arbitrator.

g. This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.
h. This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties and/or WBK; (ii) the bankruptcy or insolvency of any party or other person; and (iii) any transfer of any loan or Note or any other promissory note(s) which you owe, or any amounts owed on such loans or notes, to any other person or entity. If any portion of this Arbitration Provision other than section 18(f) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If an arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in section 18(f) are finally adjudicated pursuant to the last sentence of section 18(f) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.
THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE OR JURY, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT BEFORE A JUDGE OR JURY UPON ELECTION OF ARBITRATION BY ANY PARTY.